Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MOMENTIVE PERFORMANCE MATERIALS INC.

October 24, 2014

I, George F. Knight, being an authorized officer of Momentive Performance Materials Inc., a corporation organized under the laws of Delaware (the “Corporation”), do hereby certify as follows:

FIRST: The name of the Corporation is “Momentive Performance Materials Inc.” (formerly known as Nautilus Holdings Intermediate Corp.).

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 6, 2006.

THIRD: On April 13, 2014, the Corporation and certain of its debtor affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On June 23, 2014, the Corporation and certain of its debtor affiliates filed that certain Joint Chapter 11 Plan of Reorganization (the “Plan”), which was confirmed on September 11, 2014 by order of the Bankruptcy Court (the “Order”). The Plan, as confirmed by the Order, provides for the amendment and restatement of the Corporation’s Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

FOURTH: The Restated Certificate has been duly adopted in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Plan, as confirmed by the Order.

FIFTH: The Restated Certificate has been duly executed and acknowledged by an officer of the Corporation in accordance with the provisions of Sections 242, 245 and 303 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the DGCL, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation as of the date first written above.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ George F. Knight
Name:	George F. Knight
Title:	Senior Vice President and Treasurer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MOMENTIVE PERFORMANCE MATERIALS INC.

FIRST: The name of the corporation, which is hereinafter referred to as the “Corporation” is “Momentive Performance Materials Inc.”

SECOND: The name and address of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 70,000,000 all of which shares shall be common stock having a par value per share of $0.01. The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that the foregoing (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

FIFTH: In furtherance and not in limitation of the powers conferred by law, bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any bylaws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH: The following provisions are inserted to limit the liability of current and former directors, officers, employees and agents of the Corporation to the full extent of the law allowable and for the conduct of the affairs of the Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

(a) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted under the DGCL, as so amended.

(b) No contract or other transaction between the Corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this Corporation is or are interested in, or is a member, stockholder, director or officer or are members, stockholders, directors or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or officer or officers of this Corporation is a party, or are parties to, or interested, such contract, act of transaction, or in any way connected, with such person or persons, firms, association or corporation, and each and every person who may become a director or officer of this Corporation is relieved from any liability that might otherwise exist from thus contracting with this Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

(c) Subject to such restrictions and regulations contained in the bylaws adopted by the stockholders, the board of directors may make, alter, amend and rescind the bylaws, and may provide therein for the appointment of an executive committee from their own members, to exercise all or any of the powers of the board, which may be amended or repealed, at any time, by the stockholders.

(d) The board of directors shall have power, in its discretion, to provide for and to pay for directors rendering unusual or exceptional services to the Corporation special compensation appropriate to the value of such services.

(e) By resolution duly adopted by the holders of not less than a majority of the shares of stock then issued and outstanding and entitled to vote at any regular or special meeting of the stockholders of the Corporation duly called and held as provided in the bylaws of the Corporation, any director or directors of the Corporation may be removed from office at any time or times, with or without cause. The board of directors may at any time remove any officers of the Corporation with or without cause.

(f) Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, manager, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as amended from time to time (but in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith, and that indemnification shall continue as to a Covered Person who has ceased to be a director, officer, manager, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal and legal representatives; provided, however, that, except as provided in clause (g) of this Article SIXTH, the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a proceeding (or part thereof) initiated by that Covered Person, only if that proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SIXTH or otherwise. No director or officer will be required to post any bond or provide any other security with respect to any such undertaking.

(g) If a claim under clause (f) of this Article SIXTH is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, its independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(h) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(i) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, manager, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

(j) To the extent any director, officer, manager, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

(k) The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article SIXTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(l) The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses provided by a stockholder of the Corporation or its affiliates (directly or through insurance obtained by any such entity) (collectively, the “Stockholder Indemnitors”). The Corporation hereby agrees and acknowledges that (i) it is the indemnitor of first resort with respect to the Covered Persons, (ii) it shall be required to advance the full amount of expenses incurred by the Covered Persons, as required by law, the terms of this Certificate of Incorporation, the By-laws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise, without regard to any rights the Covered Persons may have against the Stockholder Indemnitors and (iii) to the extent permitted by law, it irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of the Corporation with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right.

(m) To the maximum extent permitted from time to time under the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its directors other than in their capacity as a director and other than those directors who are employees of the Corporation. No amendment or repeal of this section shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to opportunities of which such director becomes aware prior to such amendment or repeal.

(n) If any provision or provisions of this Article SIXTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article SIXTH (including, without limitation, each portion of any paragraph of this Article SIXTH containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article SIXTH (including, without limitation, each such portion of any paragraph of this Article SIXTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SEVENTH: The Corporation reserves the right to amend, modify or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, any amendment, modification or repeal of Article SIXTH shall not adversely affect (a) any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, modification or repeal or (b) any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.